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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                               ------------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                PSW TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)


    DELAWARE                                            74-2796054
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                               6300 BRIDGEPOINT PARKWAY
                              BUILDING THREE, SUITE 200
                                 AUSTIN, TEXAS 78730
                       (Address of principal executive offices)

                       SECURITIES TO BE REGISTERED PURSUANT TO
                               SECTION 12(b) OF THE ACT

Title of each class                              Name of each exchange on which
to be registered                                 each class is to be registered
-------------------                              ------------------------------
     None                                             None

                       SECURITIES TO BE REGISTERED PURSUANT TO
                               SECTION 12(g) OF THE ACT


Title of each class
to be registered
--------------------
Common Stock, $.01 par value


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Item 1.  Description of Registrant's Securities to be Registered.

    The description of the Common Stock, $.01 par value, of the Registrant under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (the "Form S-1"), as filed with the Securities and Exchange Commission on February 11, 1997, as amended from time to time, is hereby incorporated by reference.


Item 2.  Exhibits.

Exhibit
No.      Description
-------  -----------

1.1 Specimen certificate for shares of the Registrant's Common Stock, $.01 par value, incorporated by reference to Exhibit 4.1 of the Form S-1.

2.1   Certificate of Incorporation, as amended incorporated by reference to
      Exhibit 3.1 of the Form S-1.

2.2 Form of Amended and Restated Certificate of Incorporation, to be filed prior to the consummation of the public offering, incorporated by reference to Exhibit 3.2 of the Form S-1.

2.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 of the Form S-1.

2.5 Form of Amended and Restated Bylaws of the Registrant to be in effect upon consummation of the public offering, incorporated by reference to
      Exhibit 3.4 of the Form S-1.


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          PSW TECHNOLOGIES, INC.
                                          (Registrant)



Dated:   March 31, 1997                  By: /s/ Dr. W. Frank King
                                            -------------------------------
                                             Dr. W. Frank King
                                             President and Chief Executive
                                             Officer


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